EXHIBIT 10.25

NUTEX HEALTH INC.

[PLAN NAME]

NOTICE OF GRANT OF

STOCK OPTION AND

STOCK OPTION AGREEMENT

You have been granted an option to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Agreement, as follows:

Optionee:

Grant Date:

Number of Shares:

Expiration Date:

Exercise Price Per Share:$

Type of Option:Incentive Stock Option / Nonstatutory Stock Option

Vesting Schedule:  See Paragraph 2

This STOCK OPTION AGREEMENT is executed and delivered in duplicate, as of the _____ day of ___________, 20__ by and between [Corporation  Name], a [Jurisdiction] corporation (the “Corporation”), and the employee named above (the “Optionee”).

In consideration of the mutual covenants of the parties set forth below, the parties agree as follows:

1.Grant of Option.  The Corporation, pursuant to the [Plan Name], as amended from time to time (the “Plan”), and subject to the terms and conditions of the Plan, grants to the Optionee an [Incentive] [Nonstatutory] Stock Option (the “Option”) to purchase the above-designated number of shares of Common Stock of the Corporation at the exercise price per share designated above.  The number of shares and exercise price per share of the Option shall be proportionately adjusted in the event the Corporation changes the number of shares of its outstanding Common Stock by reason of a stock dividend or stock split issued to shareholders, and is otherwise subject to adjustment as provided in the Plan.

2.Exercisability of Option.  The Option shall become first exercisable in accordance with the Vesting Schedule below, and shall in no event be exercisable after the close of business on the above-designated Expiration Date.  Further, the Committee may in its discretion, at any time accelerate the vesting of the Option on such terms and conditions as it deems appropriate.

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

3.Time to Exercise Option.

(a)General.  If Optionee ceases to be an Employee or a Consultant terminates Service for any reason other than Optionee's death, Disability or termination for Cause, Optionee may exercise the Option in accordance with its terms for a period of three months after such termination of employment, but only to the extent Optionee was entitled to exercise the Option on the date of termination.

(b)Death.  If Optionee dies while an Employee or Consultant, the Option shall be automatically 100% vested and shall be exercisable in accordance with its terms by the personal representative of Optionee or other successor to the interest of Optionee for one year after Optionee's death, but not beyond the Expiration Date of the Option.  If Optionee dies after the termination of employment or termination of Service other than for Cause but during the time when Optionee could have exercised the Option, the Option shall be exercisable in accordance with its terms by the personal representative of Optionee or other successor to the interest of Optionee for one year after Optionee's death, but only to the extent that Optionee was entitled to exercise the Option on the date of death or termination of Service, whichever first occurred, and not beyond the Expiration Date of the Option.

(c)Disability.  If Optionee ceases to be an Employee or Consultant of the Corporation or one of its Subsidiaries due to Optionee's Disability, the Option shall be automatically 100% vested and Optionee may exercise the Option in accordance with its terms for one year following such termination of Service, but not beyond the Expiration Date of the Option.

(d)Termination for Cause.  If Optionee's Service is terminated for Cause, Optionee shall have no further right to exercise this Option and all of Optionee's outstanding Options shall automatically be forfeited and returned to the Corporation.  The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for Cause.

4.Method of Exercise.  Optionee, from time to time during the period when the Option may by its terms be exercised, may exercise the Option in whole or in part by delivering to the Corporation:

(a)A written notice signed by Optionee in substantially the form attached as Exhibit A stating the number of shares that Optionee has elected to purchase at that time from the Corporation; and

(b)Cash, a check, bank draft, money order or wire of funds payable to the Corporation in an amount equal to the purchase price of the shares then to be purchased; or

(c)Through the delivery of shares of Common Stock of the Corporation owned by Optionee for more than six months with a Fair Market Value equal to the exercise price, provided, however, that shares of Common Stock acquired by Optionee through the exercise of an incentive stock option may not be used for payment prior to the expiration of holding periods prescribed by the Internal Revenue Code; or

(d)Consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan; or

(e)By a combination of any one or more of (b), (c) and (d) above aggregating the purchase price of the shares then to be purchased.

The value of the shares of the Common Stock delivered to Optionee shall be the Fair Market Value of the Common Stock as defined in Section 2(s) of the Plan.  If the Committee deems it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, the Committee may require Optionee to execute and file with it such evidence as it may deem necessary that Optionee is acquiring such shares for investment and not with a view to their distribution.

5.Non-Transferability of Option.  The Option shall, during the lifetime of Optionee, be exercisable only by Optionee in accordance with the terms of the Plan and shall not be assignable or transferable except by Will or by the laws of descent or, subject to the Administrator’s consent, pursuant to a domestic relations order and distribution.

6.Change in Control.  The Option is subject to the accelerated vesting upon a Change in Control in accordance with Section 6 of the Plan.

7.Notices.  Any notice by Optionee to the Corporation under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Corporation at its principal executive offices addressed to its Secretary or Chief Financial Officer.  Any notice by the Corporation to Optionee shall be in writing or by electronic transmission and shall be deemed duly given if mailed or sent by electronic transmission to Optionee at the address specified below by Optionee, or to Optionee's email address at the Corporation, or to such other address as Optionee may later designate by notice given to the Corporation.

8.Acceptance of the Terms and Conditions of the Plan.  The Option and this Agreement are subject to the terms and conditions of the Plan.  The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning.  By signing this Agreement, Optionee accepts the Option, acknowledges receipt of a copy of the Plan and the prospectus covering the Plan and acknowledges that the Option is subject to all the terms and provisions of the Plan and this Agreement.  Optionee further agrees to accept as binding, conclusive and final all decisions and interpretations by the Committee upon any questions arising under the Plan.

9.Continued Employment.  Nothing in this Agreement shall be deemed to create any employment or guaranty of continued employment or limit in any way the Corporation's right to terminate Optionee's employment at any time.

10.Early Disposition of Stock – Incentive Stock Options.  Optionee understands that if Optionee disposes of any shares of Common Stock received under an Incentive Stock Option within two years after the date of grant or within one year after such shares of Common Stock were transferred to Optionee, Optionee may be treated for federal and state income tax purposes as having received ordinary income at the time of such disposition as determined in accordance with the Internal Revenue Code and applicable state law.  Optionee agrees to notify the Corporation in writing within thirty days after the date of any such disposition.  Optionee authorizes the Corporation to withhold tax from Optionee's current compensation with respect to any income recognized as a result of any such disposition.

11.Governing Law.  The validity, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

[Signatures on following page]

The Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, as of the Grant Date.

[Corporation]

By:

Its:

OPTIONEE

Optionee acknowledges having received, read and understood the Plan and this Agreement, and agrees to all of the terms and provisions of this Agreement.

(Signature)

_____________________________________

_____________________________________

     (Please print your residence address)

Exhibit A

NOTICE OF EXERCISE OF

STOCK OPTION

The undersigned hereby gives notice to [Corporation  Name],. (the “Corporation") of the desire to purchase shares of Common Stock of the Corporation pursuant to the [Plan  Name],

1.Exercise of Option.

Name: _____________________________

Date: ______________________________

Shares to be Exercised: _______________ Incentive Stock Options / Nonstatutory

Stock Options

Per-Share Exercise Price: $___________

Aggregate Exercise Price: $___________ (for all shares being purchased)

2.	Delivery of Payment. Indicate below how the full option exercise price for the shares is to be paid:

____	Cash in the form of check, bank draft, money order, or wire of funds payable to "Clinigence Holdings, Inc."

___	By surrender to the Corporation of shares of Common Stock owned and held for more than six months with a value of $________ represented by certificate number(s): _____________________________

___	Pursuant to a cashless exercise program implemented by the Corporation

___

A combination of the above (please provide details, for example, describe the number of shares to be purchased with cash and the number of shares to be purchased with previously owned shares of Common Stock):
________________________________________________________________

________________________________________________________________

________________________________________________________________

___________________________________

Signature

Dated: _____________________________

Address: ____________________________

____________________________